                                                                    EXHIBIT 23.4

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-76559 of BancWest Corporation on Form S-3 of our report dated January 19, 1996, relating to the financial statements of BancWest Corporation and its subsidiaries (Old BancWest) appearing in the current report on Form 8-K/A of BancWest Corporation dated November 1, 1998 and to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.


                                             /s/ Deloitte & Touche LLP

San Francisco, California
May 17, 1999